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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form SB-2 of our report dated August 6, 1998, relating to the consolidated financial statements of Gaylord Companies, Inc. and the reference to our firm under the caption "Experts" in this Registration Statement.


                                        /s/ Feldman Sherb Ehrlich & Co., P.C.
                                        FELDMAN SHERB EHRLICH & CO., P.C.
                                        Certified Public Accountants


New York, New York
September 14, 1998